                         NAVISTAR FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                                   Exhibit 24
                                POWER OF ATTORNEY


     Each person whose signature appears below does hereby make, constitute and appoint John J. Bongiorno, Phyllis E. Cochran and William W. Jones and each of them acting individually, true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to execute, deliver and file, for and on such person's behalf, and in such person's name and capacity or capacities as stated below, any amendment, exhibit or supplement to the Form 10-K Report making such changes in the report as such attorney-in-fact deems appropriate.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

      Signature                  Title                           Date
/s/JOHN J. BONGIORNO      President and Chief Executive      December 22, 1997
   John J. Bongiorno      Officer; Director
                          (Principal Executive Officer)

/s/R. WAYNE CAIN          Vice President and Treasurer;      December 22, 1997
   R. Wayne Cain          Director
                          (Principal Financial Officer)

/s/PHYLLIS E. COCHRAN     Vice President and Controller;     December 22, 1997
   Phyllis E. Cochran     Director
                          (Principal Accounting Officer)

/s/JORDAN H. FEIGER       Vice President, Operations;        December 22, 1997
   Jordan H. Feiger       Director


/s/JOHN R. HORNE          Director                           December 22, 1997
   John R. Horne


/s/THOMAS M. HOUGH        Director                           December 22, 1997
   Thomas M. Hough

                         NAVISTAR FINANCIAL CORPORATION
                                AND SUBSIDIARIES


                             SIGNATURES (Continued)

    Signature                 Title                             Date

/s/ROBERT C. LANNERT        Director                         December 22, 1997
   Robert C. Lannert


/s/J. STEVEN KEATE          Director                         December 22, 1997
   J. Steven Keate


/s/THOMAS D. SILVER         Director                         December 22, 1997
   Thomas D. Silver